UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2007

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 721-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2007, Allied Capital Corporation (the "Company") and William L. Walton, Chairman and Chief Executive Officer, Joan M. Sweeney, Chief Operating Officer, and Penni F. Roll, Chief Financial Officer, entered into amendments to their respective employment agreements (the "Amendments"). The Amendments reflect changes in order to comply with the American Jobs Creation Act of 2004, Section 409A of the Internal Revenue Code of 1986, as amended, and certain other tax-related matters.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Amendment to Employment Agreement, dated as of March 29, 2007, by and between William L. Walton and Allied Capital Corporation.

Exhibit 10.2 Amendment to Employment Agreement, dated as of March 29, 2007, by and between Joan M. Sweeney and Allied Capital Corporation.

Exhibit 10.3 Amendment to Employment Agreement, dated as of March 29, 2007, by and between Penelope F. Roll and Allied Capital Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

April 3, 2007	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of March 29, 2007, by and between William L. Walton and Allied Capital Corporation.
10.2	Amendment to Employment Agreement, dated as of March 29, 2007, by and between Joan M. Sweeney and Allied Capital Corporation.
10.3	Amendment to Employment Agreement, dated as of March 29, 2007, by and between Penelope F. Roll and Allied Capital Corporation.